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                                                                    EXHIBIT 23.4

           CONSENT OF MORELAND & DAVIS, CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 30, 1999, with respect to the financial statements of CN Networks, Inc., included in the Registration Statement (Form SB-2) and related Prospectus of FutureLink Corp. dated February 11, 2000.

                                          MORELAND & DAVIS

Livermore, California
February 10, 2000